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                                                                    Exhibit 21.1

                                  Subsidiaries

The following are subsidiaries of ACT Manufacturing, Inc.:

Entity Name                                         Jurisdiction of Organization
-----------                                         ----------------------------
Advanced Component Technologies Limited                      Ireland
ACT Manufacturing Securities Corp.                        Massachusetts
CMC Industries, Inc.                                        Delaware

The following are subsidiaries of CMC Industries, Inc.:

Entity Name                                        Jurisdiction of Incorporation
-----------                                        -----------------------------
CMC Inmuebles, S.A. de C.V.                                  Mexico
CMC Industrias Hermosillo, S.A. de C.V.                      Mexico
Servicos y Administracion de Sonora, S.A. de C.V.            Mexico
CMC Industries, Inc. Taiwan Branch (U.S.A.)                  Taiwan